EX4.44
Execution Version

INTERCREDITOR AGREEMENT
This Intercreditor Agreement is dated as of June 30, 2017, and entered into by and among Clean Harbors, Inc., a Massachusetts corporation (the “Company”), the subsidiaries of the Company listed on the signature pages hereof (together with any subsidiary that becomes a party hereto after the date hereof, the “Company Subsidiaries”), Bank of America, N.A., in its capacity as administrative agent under the Initial ABL Loan Agreement, including its successors and assigns from time to time in such capacity (the “Initial ABL Agent”) and Goldman Sachs Lending Partners LLC, as agent under the Term Loan Agreement, including its successors and assigns from time to time (the “Initial Term Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1.
RECITALS
The Company, Clean Harbors Industrial Services Canada, Inc., the ABL Lenders, the Initial ABL Agent and the other parties thereto have entered into that certain Fifth Amended and Restated Credit Agreement, dated as of November 1, 2016 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Initial ABL Loan Agreement”);
The Company has entered into that certain Credit Agreement, dated as of June 30, 2017 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Initial Term Loan Agreement”) among the Company, the Term Lenders, the Initial Term Agent and the other parties thereto;
The Company may from time to time following the date hereof incur Additional Pari Passu Term Obligations to the extent permitted by the ABL Loan Agreement and the Term Loan Agreement and each then extant Additional Pari Passu Term Agreement (if any); and
In order to induce the ABL Agent and the ABL Lenders to consent to the Grantors incurring the Term Obligations and granting the Liens to the Term Agents and in order to induce the Term Agents and the Term Lenders to consent to the Grantors incurring the ABL Obligations and granting the Liens to the ABL Agent, the ABL Agent, on behalf of the ABL Claimholders, and the Term Agents, on behalf of the applicable Term Claimholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.
AGREEMENT
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
I. DEFINITIONS
1.1.    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“ABL Agent” means the Initial ABL Agent and any successor or other agent under the ABL Loan Agreement.

“ABL Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a lender under the ABL Loan Agreement or an Affiliate of a lender under the ABL Loan Agreement, in such Person’s capacity as a party to such Cash Management Agreement.
“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including, without limitation, the ABL Lenders and the ABL Agent under the ABL Loan Agreement, in each case solely in their capacities as such and not in any other capacity (except to the extent that such ABL Claimholder is acting in such other capacity for the primary purpose of benefiting its ABL Obligations).
“ABL Collateral” means all of the assets and personal property of any Grantor with respect to which a Lien is granted as security for any ABL Obligations. For the avoidance of doubt, the ABL Collateral shall not include any Real Estate Assets.
“ABL Default” means an “Event of Default” (as defined in the ABL Loan Agreement).
“ABL Hedge Bank” means any Person that, at the time it enters into a Swap Contract, is a lender under the ABL Loan Agreement or an Affiliate of a lender under the ABL Loan Agreement, in such Person’s capacity as a party to such Swap Contract.
“ABL Lenders” means the “Lenders” under and as defined in the ABL Loan Agreement or any other Person which extends credit under the ABL Loan Agreement in each case solely in their capacities as such and not in any other capacity (except to the extent that such ABL Lender is acting in such other capacity for the primary purpose of benefiting its ABL Obligations).
“ABL Loan Agreement” means collectively, (a) the Initial ABL Loan Agreement and (b) any other credit agreement or credit agreements, one or more debt facilities, and/or commercial paper facilities, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that has been incurred to increase, replace (whether upon or after termination or otherwise), Refinance or refund in whole from time to time the Obligations outstanding under the Initial ABL Loan Agreement or any other agreement or instrument referred to in this clause which (I) is designated to each ABL Agent as an “ABL Loan Agreement” by (x) if any other ABL Loan Agreement is then in effect, the ABL Agent (and, so long as an ABL Default has not occurred and is continuing at the time of such designation, the Company) or (y) if no other ABL Loan Agreement is then in effect, the Company, and (II) the ABL Agent for such agreement shall have executed a supplement to this Agreement agreeing to be bound hereby on the same terms applicable to the Initial ABL Agent, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial ABL Loan Agreement or any other agreement or instrument referred to in this clause, unless any such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the ABL Loan Agreement hereunder shall be deemed a reference to any ABL Loan Agreement then in existence.
“ABL Loan Documents” means the ABL Loan Agreement and the “Loan Documents” (as defined in the ABL Loan Agreement), and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with the ABL Loan Agreement, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.
“ABL Obligations” means all advances to, and Indebtedness, liabilities, obligations, covenants and duties of the Company and the Company Subsidiaries (whether for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness, liabilities, obligations, covenants and duties) arising under (i) the ABL Loan Agreement or otherwise with respect to any loans or letters of credit issued or borrowed pursuant to the ABL Loan Agreement, (ii) any ABL Secured Cash Management Agreement or (iii) any ABL Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against the Company or any Company Subsidiary or any Affiliate thereof of any proceeding under any Bankruptcy Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses or fees are allowed claims in such proceeding.
“ABL Priority Collateral” means all now-owned or hereafter acquired ABL Collateral that constitutes:
(a)    Accounts, other than Accounts which arise from the sale, license, assignment or other Disposition of Term Priority Collateral;
(b)    Deposit Accounts and Securities Accounts (including all cash, cash equivalents, Money, checks, Instruments, funds, ACH transfers, wired funds, Investment Property, and other funds and property held in or on deposit in any of the foregoing, but excluding any Capital Stock of the Grantors and the Subsidiaries of the Grantors, any Deposit Account or Securities Account which holds solely identifiable proceeds of the Term Priority Collateral and any identifiable Proceeds of Term Priority Collateral held in any of the foregoing), in each case, to the extent arising out of, or related to, or derivative of the foregoing;
(c)    Letter of Credit Rights arising out of, or related to, or derivative of any of the property or interests in property described in this definition;
(d)    Supporting Obligations and Commercial Tort Claims, in each case, to the extent arising out of, or related to, or derivative of, the property or interests described in this definition;
(e)    all contracts, contract rights and other General Intangibles (other than any Capital Stock of the Grantors and the Subsidiaries of the Grantors, any Intellectual Property and the other Term Priority Collateral), all Documents, Chattel Paper, and Instruments (including promissory notes), in each case, to the extent arising out of, or related to, or derivative of the property or interests in property described in the preceding clauses of this definition;
(f)    all books and Records relating to the items referred to in the preceding clauses (a) through (e) (including all books, databases, data processing software, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (e)); and

(g)    all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.3, all proceeds, products, substitutions, replacements, accessions, cash, Money, insurance proceeds, Instruments, Securities, Security Entitlements, Financial Assets and Deposit Accounts (excluding any identifiable Proceeds of Term Priority Collateral held in any of the foregoing) received as proceeds of any of the foregoing, but excluding proceeds of Term Priority Collateral.
“ABL Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Company or any Company Subsidiary and any ABL Cash Management Bank and secured by Liens in favor of the ABL Agent on the ABL Collateral pursuant to the terms of the ABL Security Documents.
“ABL Secured Hedge Agreement” means any Swap Contract permitted under the ABL Loan Documents and the Term Documents (each as in effect on the date hereof) that is entered into by and between the Company or any Company Subsidiary and any ABL Hedge Bank and secured by Liens in favor of the ABL Agent on the ABL Collateral pursuant to the terms of the ABL Security Documents.
“ABL Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.
“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among any Term Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.
“Accounts” means all present and future “accounts” (as defined in Article 9 of the UCC).
“Additional Joinder Agreement” shall mean a joinder agreement in the form of Exhibit A hereto.
“Additional Pari Passu Term Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional Pari Passu Term Obligations pursuant to any Additional Pari Passu Term Agreement.
“Additional Pari Passu Term Agreement” means the credit agreement or other agreement under which any Additional Pari Passu Term Obligations are incurred.
“Additional Pari Passu Term Obligations” means Indebtedness of the Grantors issued following the date of this Agreement to the extent (a) such Indebtedness is not prohibited by the terms of the ABL Loan Agreement, the Term Loan Agreement and any then extant Additional Pari Passu Term Agreement (if any) from being incurred and secured by Liens on the Collateral ranking pari passu with the Liens securing the Term Obligations, (b) the Grantors have granted Liens, consistent with clause (a), on the Collateral to secure the Obligations in respect of such Indebtedness, and (c) the Additional Pari Passu Term Agent, for the holders of such Indebtedness, has entered into an Additional Joinder Agreement on behalf of the Term Claimholders under such agreement acknowledging that such holders shall be bound by the terms hereof applicable to Term Claimholders.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the

Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.
“Agents” means the ABL Agent and the Term Agents.
“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws or regulations of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts, New York, New York or Wilmington, Delaware are authorized or required by law to close.
“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and all rights, warrants or options exchangeable for or convertible into any of the items described in clauses (a) through (e) above; provided that with respect to the foregoing, Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).
“Claimholder” means any Term Claimholder or ABL Claimholder, as applicable.
“Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or Term Loan Collateral.
“Commercial Tort Claims” means all present and future “commercial tort claims” (as defined in Article 9 of the UCC).
“Company” has the meaning assigned to that term in the Preamble to this Agreement.
“Company Subsidiary” has the meaning assigned to that term in the Preamble to this Agreement.

“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.
“Controlling Term Agent” means (i) any time prior to the Discharge of Term Obligations under the Initial Term Loan Agreement, the Initial Term Agent, and (ii) thereafter (x) at any time when there is only one series of Additional Pari Passu Term Obligations, the Term Agent for such series of Additional Pari Passu Term Obligations and (y) at any time when there is more than one series of Additional Pari Passu Term Obligations, the Additional Pari Passu Term Agent of the series of Additional Pari Passu Term Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Pari Passu Term Obligations.
“Default Disposition” means a Disposition of all or any portion of (i) the ABL Priority Collateral by one or more Grantors with the consent of ABL Agent after the occurrence and during the continuance of an ABL Default, which Disposition is conducted by such Grantors with the consent of ABL Agent in connection with good faith efforts by ABL Agent to collect the ABL Obligations through the Disposition of ABL Priority Collateral or (ii) the Term Priority Collateral by one or more Grantors with the consent of a Term Agent after the occurrence and during the continuance of a Term Loan Default, which Disposition is conducted by such Grantors with the consent of a Term Agent in connection with good faith efforts by such Term Agent to collect the Term Obligations through the Disposition of Term Priority Collateral.
“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).
“DIP Financing” has the meaning assigned to that term in Section 6.1.
“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.5:
(a)    payment in full in cash of all ABL Obligations (other than contingent obligations or contingent indemnification obligations except as provided in clause (d) below);
(b)    termination or expiration of all commitments, if any, to extend credit under the ABL Loan Documents;
(c)    termination, cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent, but in no event greater than 105% of the aggregate undrawn face amount, plus commissions, fees, and expenses) or backstop of all letters of credit issued under the ABL Loan Agreement in compliance with the terms of the ABL Loan Agreement; and
(d)    cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of ABL Obligations not yet due and payable but with respect to which a claim has been asserted in writing under any ABL Loan Documents (in an amount and manner reasonably satisfactory to the ABL Agent).
“Discharge of Prior Lien Obligations” means:
(a)    with respect to the ABL Priority Collateral as it relates to the Term Claimholders, the Discharge of ABL Obligations; and

(b)    with respect to the Term Priority Collateral as it relates to the ABL Claimholders, the Discharge of Term Obligations.
“Discharge of Term Obligations” means, except to the extent otherwise expressly provided in Section 5.5, (a) payment in full in cash of all Term Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted) and termination of all commitments, if any, to lend under the Term Agreements and cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of Term Obligations not yet due and payable but with respect to which a claim has been asserted in writing under any Term Documents (in an amount and manner reasonably satisfactory to the Term Agents) and (b) termination or expiration of all commitments, if any, to extend credit under the Term Documents; provided that the Discharge of Term Obligations shall not be deemed to have occurred in connection with a Refinancing of such Term Obligations under circumstances described in Section 5.3.
“Disposition” means any sale, lease, exchange, transfer or other disposition of any Collateral.
“Documents” means all present and future “documents” (as defined in Article 9 of the UCC).
“Effective Date License” has the meaning assigned to such term in Section 3.4.
“Enforcement” means, collectively or individually for one or more of the ABL Agent or any Term Agent to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, any Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Loan Documents, the Term Documents, and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other Disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other Disposition implemented by any Grantor at the direction of the ABL Agent, any Term Agent, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application (including pursuant to “cash dominion” provisions) of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Agent) or the Term Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the Term Agent), as applicable, (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents or Term Documents, including upon the occurrence of a default on the existence of an over-advance, (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (vii) the consent by the ABL Agent to Disposition by any Grantor of any of the ABL Priority Collateral or the consent by any Term Agent to Disposition by any Grantor of any Term Priority Collateral, in each case, other than a Default Disposition, and (viii) the acceleration of the Term Obligations or the ABL Obligations.
“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Term Default has occurred and is continuing, by either the ABL Agent or any Term Agent to the other announcing that such party intends to commence Enforcement against its Priority Collateral and specifying the relevant event of default.

“Equipment” means, as to each Grantor, all of such Grantor’s now owned and hereafter acquired equipment, as defined in Article 9 of the UCC, wherever located.
“Financial Assets” means all present and future “financial assets” (as defined in Article 9 of the UCC).
“Foreign Collateral” means the property owned by the Foreign Grantors and subject to a Lien in favor of the ABL Agent pursuant to the ABL Security Documents as security for payment of any portion of the ABL Obligations.
“Foreign Grantors” means each borrower and guarantor under the ABL Loan Documents that is not organized under the laws of the United States of America, any state thereof or the District of Columbia that has or may from time to time hereafter execute and deliver an ABL Security Document, as a grantor of a security interest (or the equivalent thereof).
“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC), but excluding (a) hedge agreements and (b) Intellectual Property and any rights thereunder.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
“Grantors” means the Company, each Company Subsidiary and each other Person that has or may from time to time hereafter execute and deliver an ABL Security Document or a Term Security Document, as a grantor of a security interest (or the equivalent thereof); provided, however, that in no event shall Grantors include any Foreign Grantors.
“Indebtedness” means and includes all “Indebtedness,” or any similar term within the meaning of the ABL Loan Agreement or the Term Loan Agreement, as applicable.
“Initial ABL Agent” has the meaning assigned to that term in the preamble to this Agreement.
“Initial ABL Loan Agreement” has the meaning assigned to that term in the Recitals.
“Initial Term Agent” has the meaning assigned to that term in the preamble to this Agreement.
“Initial Term Loan Agreement” has the meaning assigned to that term in the Recitals.
“Insolvency or Liquidation Proceeding” means:
(a)    any voluntary or involuntary case or proceeding under the Bankruptcy Code or other applicable Bankruptcy Laws with respect to any Grantor;
(b)    any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c)    any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;
(d)    any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or
(e)    any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).
“Intellectual Property” means, all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof (“Patents”); (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof (“Trademarks”); (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof (“Copyrights”); (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.
“Inventory” means as to each Grantor, all of such Grantor’s now owned and hereafter existing or acquired inventory, as defined in Article 9 of the UCC, wherever located.
“Investment Property” means all present and future “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Capital Stock of Subsidiaries of the Grantors.
“Letter of Credit Rights” means all present and future “letter of credit rights” (as defined in Article 9 of the UCC).
“Lien” means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Money” means all present and future “money” (as defined in Article 9 of the UCC).

“New Agent” has the meaning assigned to that term in Section 5.5.
“New Debt Notice” has the meaning assigned to that term in Section 5.5.
“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any Plan of Reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of Prior Lien Claimholders for such class to have approved such Plan of Reorganization in accordance with applicable Bankruptcy Law.
“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts from time to time owing by any Grantor to any agent or trustee (including any Agent), the ABL Claimholders, the Term Claimholders or any of them or their respective Affiliates, arising from or in connection with the ABL Loan Documents or the Term Documents, whether for principal, interest or payments for early termination, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Grantors (including any such amounts arising following the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed as a claim therein), including, without limitation, the “Obligations” as defined in the ABL Loan Agreement and “Secured Obligations” as defined in the Term Loan Agreement.
“Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.
“Permitted Refinancing Agreements” means, with respect to either the ABL Loan Agreement, the Term Loan Agreement or any Additional Pari Passu Term Agreement, as applicable, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, (whether upon or after termination or otherwise) Refinance or refund in whole or in part the Obligations outstanding under the ABL Loan Agreement, the Term Loan Agreement or any Additional Pari Passu Term Agreement, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the ABL Loan Agreement, the Term Loan Agreement or any Additional Pari Passu Term Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Permitted Refinancing Agreement, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time and that, in each case, would not be prohibited by Section 5.3(a).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or restructuring proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).
“Prior Lien Agent” means:
(a)    as it relates to the ABL Agent and the ABL Claimholders with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, solely for purposes of Section 4.1 and Section 4.2, the Controlling Term Agent and for all other purposes, the Term Agents; and
(b)    as it relates to the Term Agents and the Term Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Agent.
“Prior Lien Claimholders” mean:
(a)    as it relates to the ABL Claimholders with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Claimholders; and
(b)    as it relates to the Term Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Claimholders.
“Prior Lien Collateral” means with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Prior Lien Claimholder” as provided in the definition thereof.
“Prior Lien Documents” mean:
(a)    as it relates to the ABL Claimholders with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Documents; and
(b)    as it relates to the Term Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Loan Documents.
“Prior Lien Obligations” mean:
(a)    as it relates to the ABL Obligations with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Obligations; and
(b)    as it relates to the Term Obligations with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Obligations.
“Proceeds” means all “proceeds” (as defined in Article 9 of the UCC), including any payment or property received on account of any claim secured by Collateral in any Insolvency or Liquidation Proceeding.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Company or any Grantor in any real property.
“Records” means all present and future “records” (as defined in Article 9 of the UCC).
“Recovery” has the meaning set forth in Section 6.4.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Securities” means all present and future “Securities” (as defined in Article 9 of the UCC).
“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.
“Security Entitlements” means all present and future “security entitlements” (as defined in Article 9 of the UCC).
“Subordinated Lien Agent” means:
(a)    with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Agents; and
(b)    with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Agent.
“Subordinated Lien Claimholders” mean:
(a)    with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Claimholders; and
(b)    with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Claimholders.
“Subordinated Lien Collateral” means with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Subordinated Lien Claimholder” as provided in the definition thereof.
“Subordinated Lien Documents” mean:
(a)    with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Documents; and
(b)    with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Loan Documents.
“Subordinated Lien Obligations” mean:

(a)    with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Obligations; and
(b)    with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Obligations.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
“Supporting Obligations” mean all present and future “supporting obligations” (as defined in Article 9 of the UCC).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Term Agents” means (i) the Initial Term Agent, including its successors and assigns from time to time and (ii) each Additional Pari Passu Term Agent.
“Term Cash Management Obligations” means all “Secured Cash Management Obligations” or equivalent term as defined in the Term Loan Agreement.
“Term Claimholders” means, at any relevant time, the holders of Term Obligations at that time, including the Term Lenders, each Additional Pari Passu Term Agent and the Initial Term Agent in each case solely in their capacities as such and not in any other capacity (except to the extent that such Term Claimholder is acting in such other capacity for the primary purpose of benefiting its Term Obligations).
“Term Documents” means the Term Loan Agreement, each Additional Pari Passu Term Agreement, the Term Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Term Obligations, including any intercreditor or joinder agreement among holders of Term Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.
“Term General Intangibles” means all General Intangibles which are not ABL Priority Collateral and including all Intellectual Property.
“Term Hedging Obligations” means all “Secured Hedging Obligations” or equivalent term as defined in the Term Loan Agreement.
“Term Lenders” means the “Lenders” as defined in the Term Loan Agreement and any holders of Additional Pari Passu Term Obligations in each case solely in their capacities as such and not in any other capacity (except to the extent that such Term Lender is acting in such other capacity for the primary purpose of benefiting its Term Obligations).
“Term Loan Agreement” means collectively, (a) the Initial Term Loan Agreement and (b) any other credit agreement or credit agreements, one or more debt facilities, and/or commercial paper facilities, in each case, with banks or other institutional or commercial lenders providing for term loans, bankers’ acceptances, or other borrowings, that has been incurred to increase, replace (whether upon or after termination or otherwise), Refinance or refund in whole or in part from time to time the Obligations outstanding under the Initial Term Loan Agreement or any other agreement or instrument referred to in this clause which (I) is designated to each Term Agent as a “Term Loan Agreement” by (x) if any other Term Loan Agreement is then in effect, the Initial Term Agent (and, so long as a Term Default has not occurred and is continuing at the time of such designation, the Company) or (y) if no other Term Loan Agreement is then in effect, the Company, and (II) the Term Agent for such agreement shall have executed a supplement to this Agreement agreeing to be bound hereby on the same terms applicable to the Initial Term Agent, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial Term Loan Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the Term Loan Agreement hereunder shall be deemed a reference to any Term Loan Agreement then in existence.
“Term Loan Agreement Obligations” means (i) all Obligations outstanding under the Term Loan Agreement, (ii) all Term Cash Management Obligations and (iii) all Term Hedging Obligations, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against the Company or any Company Subsidiary or any Affiliate thereof of any proceeding under any Bankruptcy Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Term Loan Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Term Obligations. For the avoidance of doubt, the Term Loan Collateral shall not include any Foreign Collateral.
“Term Loan Default” means an “Event of Default” as defined in the Term Loan Agreement or in any Additional Pari Passu Term Agreement.

“Term Obligations” means all Term Loan Agreement Obligations and all Obligations outstanding under the Term Loan Agreement and the other Term Documents, and all Additional Pari Passu Term Obligations. “Term Obligations” shall include all interest, fees and expenses accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Term Document, whether or not the claim for such interest, fees or expenses is allowed as a claim in such Insolvency or Liquidation Proceeding.
“Term Pledged Collateral” means any Collateral consisting of Capital Stock owned by any Grantor.
“Term Priority Collateral” means all now owned or hereafter acquired Term Loan Collateral that constitutes:
(a)    Real Estate Assets;
(b)    Equipment and all Vehicles;
(c)    Inventory;
(d)    Term General Intangibles;
(e)    Term Pledged Collateral;
(f)    Documents related to Equipment, Inventory or Vehicles;
(g)    Deposit Accounts and Securities Accounts to the extent containing identifiable proceeds of the foregoing (including all cash, cash equivalents, Money, checks, Instruments, funds, ACH transfers, wired funds, Investment Property, and other funds and property held in or on deposit in any of the foregoing, but excluding any identifiable Proceeds of ABL Priority Collateral);
(h)    Supporting Obligations and Commercial Tort Claims, in each case, to the extent arising out of, or related to, or derivative of, the property or interests described in this definition;
(i)    all other Collateral other than ABL Priority Collateral; and
(j)    all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.3, all proceeds, products, substitutions, replacements, accessions, cash, Money, insurance proceeds, Instruments, Securities, Security Entitlements, Financial Assets and Deposit Accounts received as proceeds of any of the foregoing, but excluding proceeds of ABL Priority Collateral.
“Term Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Term Obligations or under which rights or remedies with respect to such Liens are governed and including, without limitation, the “Collateral Documents” as defined in the Term Loan Agreement.

“UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agents’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“Vehicles” means all vehicles whether or not covered by a certificate of title and whether or not the Lien of any Agent or any Claimholder on any such vehicle is perfected under any applicable laws.
1.2.    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:
(a)    any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;
(b)    any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
(c)    the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(d)    all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;
(e)    all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);
(f)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;
(g)    any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;
(h)    any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in whole or in part, and in effect on the pertinent date; and
(i)    in the compilation of periods of time hereunder from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to, but not through.”
II.     LIEN PRIORITIES

2.1.    Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the ABL Obligations or the Term Obligations (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) and notwithstanding any provision of any UCC, or any other applicable law, or the ABL Loan Documents or the Term Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the ABL Obligations or the Term Obligations or any other circumstance whatsoever, the ABL Agent, on behalf of the ABL Claimholders, the Term Agents, on behalf of the applicable Term Claimholders, and whether or not any such Liens are securing or purporting to secure any of the ABL Obligations or the Term Obligations are subordinated to any Lien securing any other obligation of any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed, each hereby agree that:
(a)    any Lien of the Prior Lien Agent on the ABL Priority Collateral securing or purporting to secure Prior Lien Obligations, whether such Lien is now or hereafter held by or on behalf of the Prior Lien Agent or any other Prior Lien Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing or purporting to secure any Subordinated Lien Obligations; and
(b)    any Lien of the Prior Lien Agent on the Term Priority Collateral securing or purporting to secure Prior Lien Obligations, whether such Lien is now or hereafter held by or on behalf of the Prior Lien Agent, any other Prior Lien Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Term Priority Collateral securing or purporting to secure any Subordinated Lien Obligations.
2.2.    Prohibition on Contesting Liens. Each of the Term Agents, on behalf of each applicable Term Claimholder and the ABL Agent, on behalf of each ABL Claimholder, consents to the granting of Liens in favor of the other Agents to secure the ABL Obligations and the Term Obligations, as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Claimholders to secure the payment of the ABL Obligations or any of the Term Claimholders to secure the payment of the Term Obligations, (b) the priority, validity or enforceability of the ABL Obligations or the Term Obligations, including the allowability or priority of the ABL Obligations or the Term Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Agent, on behalf of the ABL Claimholders, or the Term Agents, on behalf of the applicable Term Claimholders, to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1, 3.2 and 6.1.
2.3.    No New Liens. During the term of this Agreement, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Company or any other Grantor, the parties hereto agree, subject to Section 2.4 and Article VI, that the Company shall not, and shall not permit any other Grantor to:

(a)    grant or permit any additional Liens on any asset or property to secure any Term Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations with the respective priorities required by Section 2.1; and
(b)    grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Term Obligations with the respective priorities required by Section 2.1;
provided that (i) with respect to the ABL Obligations, clause (a) above shall not apply to any Real Estate Assets that are specifically excluded from the ABL Collateral pursuant to the terms of the ABL Loan Documents and (ii) with respect to the Term Obligations, clause (b) above shall not apply to any Foreign Collateral that is specifically excluded from the Term Loan Collateral pursuant to the terms of the Term Documents. To the extent any additional Liens are granted on any asset or property in contravention of this Section 2.3 for any reason, without limiting any other rights and remedies available hereunder, the ABL Agent, on behalf of the ABL Claimholders, and the Term Agents, on behalf of the applicable Term Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
2.4.    Similar Liens and Agreements. The parties hereto agree that it is their intention that the ABL Collateral and the Term Loan Collateral be identical except as provided in this Section, Article VI and as otherwise provided herein. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the ABL Agent or any Term Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Term Loan Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Term Documents. The ABL Agent and each Term Agent acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, (a) no ABL Agent nor any ABL Claimholder shall have any Lien on any Real Estate Assets or any other rights thereto or interests therein, and no ABL Agent nor any ABL Claimholder shall commence or take any enforcement action with respect to any Real Estate Assets and (b) no Term Agent nor any Term Claimholder shall have any Lien on any Foreign Collateral or any other rights thereto or interests therein, and no Term Agent nor any Term Claimholder shall commence or take any enforcement action with respect to any Foreign Collateral.
III.     EXERCISE OF REMEDIES; ENFORCEMENT
3.1.    Restrictions on the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to ABL Priority Collateral.
(a)    Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the Subordinated Lien Agents and the Subordinated Lien Claimholders:
(i)    will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived), any rights, powers, or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any Account

Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Subordinated Lien Agent or any other Subordinated Lien Claimholder is a party, (B) any right to undertake self-help re-possession or non-judicial Disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure));
(ii)    will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Prior Lien Agent or any Prior Lien Claimholder relating to the ABL Priority Collateral or any other exercise by the Prior Lien Agent or any other Prior Lien Claimholder of any other rights, powers and remedies relating to the ABL Priority Collateral, including any sale, lease, exchange, transfer, or other Disposition of the ABL Priority Collateral, whether under the Prior Lien Documents, applicable law, or otherwise;
(iii)    will not object to the forbearance by the Prior Lien Agent or any Prior Lien Claimholders from bringing or pursuing any Enforcement action with respect to the ABL Priority Collateral;
(iv)    except as may be permitted by Section 3.1(c), irrevocably, absolutely, and unconditionally waive any and all rights the Subordinated Lien Agent or the Subordinated Lien Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Prior Lien Agent or the Prior Lien Claimholders (A) enforce or collect (or attempt to collect) the Prior Lien Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the Prior Lien Obligations, regardless of whether any action or failure to act by or on behalf of the Prior Lien Agent or Prior Lien Claimholders is adverse to the interest of the Subordinated Lien Agents or the Subordinated Lien Claimholders. Without limiting the generality of the foregoing, to the maximum extent permitted by law, the Subordinated Lien Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any Disposition of any of the ABL Priority Collateral, on the ground(s) that any such Disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and
(v)    acknowledge and agree that no covenant, agreement or restriction contained in the Subordinated Lien Documents shall be deemed to restrict in any way the rights and remedies of the Prior Lien Agent or the Prior Lien Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the Prior Lien Documents;
provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Subordinated Lien Obligations of the Subordinated Lien Claimholders shall attach to any Proceeds resulting from actions taken by the Prior Lien Agent or any Prior Lien Claimholder with respect to the ABL Priority Collateral in accordance with the respective priorities set forth in Section 2.1 of this

Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Prior Lien Obligations.
(b)    Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Prior Lien Agent and the other Prior Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off) and, in connection therewith (including any Enforcement) make determinations regarding the release, Disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of any Subordinated Lien Agent or any Subordinated Lien Claimholder; provided, however, that the Liens securing the Subordinated Lien Obligations shall remain on the Proceeds (other than those applied to the Prior Lien Obligations in accordance with Section 4.1) of such ABL Priority Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers, and remedies with respect to the ABL Priority Collateral, the Prior Lien Agent and the Prior Lien Claimholders may enforce the provisions of the Prior Lien Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
(c)    Notwithstanding anything to the contrary contained herein, any Subordinated Lien Agent or Subordinated Lien Claimholder may:
(i)    file a claim or proof of claim or statement of interest with respect to its Subordinated Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;
(ii)    take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the Prior Lien Agent or any of the Prior Lien Claimholders to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Priority Collateral;
(iii)    file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Lien Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
(iv)    file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with or prohibited by the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and, subject to the restrictions set forth in Section 3.2, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Term Priority Collateral;

(v)    vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the Prior Lien Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn; and
(vi)    to the extent otherwise permitted by the terms of the Term Documents, in the case of the Term Agents or any Term Claimholder, exercise any of its rights, powers, and/or remedies with respect to any of the Term Priority Collateral.
The Subordinated Lien Agents, on behalf of the Subordinated Lien Claimholders, agrees that no Subordinated Lien Claimholder will take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Prior Lien Obligations has occurred, except as expressly provided in Section 3.1(c) and Section 6.3, the sole right of the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Subordinated Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.
(d)    Except as otherwise specifically set forth in Sections 3.1(a), 3.1(c) and Article VI or any other provision of this Agreement, any Subordinated Lien Agent or Subordinated Lien Claimholders with respect to the ABL Priority Collateral may exercise rights and remedies as unsecured creditors against any Grantor and, subject to Section 3.2, may exercise rights and remedies with respect to the Term Priority Collateral, in each case, in accordance with the terms of the Subordinated Lien Documents and applicable law; provided, however, that in the event that any Subordinated Lien Agent or any Subordinated Lien Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor (or secured creditor with respect to the Term Priority Collateral) with respect to the Subordinated Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Prior Lien Obligations) as the other Liens on ABL Priority Collateral securing the Subordinated Lien Obligations are subject to this Agreement.
(e)    Subject to Section 6.3, nothing in this Section 3.1 shall prohibit the receipt by any Subordinated Lien Agent or any other Subordinated Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Subordinated Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by any Subordinated Lien Agent or any Subordinated Lien Claimholders of rights or remedies as a secured creditor (including set-off) or otherwise with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Section 3.1 impairs or otherwise adversely affects any rights or remedies the Prior Lien Agent or the Prior Lien Claimholders may have against the Grantors under the Prior Lien Documents.

3.2.    Restrictions on the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to Term Priority Collateral.
(a)    Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the Subordinated Lien Agents and the other Subordinated Lien Claimholders:
(i)    will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived) any rights, powers, or remedies with respect to any Term Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Subordinated Lien Agent or any Subordinated Lien Claimholder is a party, (B) any right to undertake self-help repossession or nonjudicial Disposition of any Term Priority Collateral (including any partial or complete strict foreclosure), or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including any action of foreclosure));
(ii)    will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Prior Lien Agent or any other Prior Lien Claimholder relating to the Term Priority Collateral or any other exercise by the Prior Lien Agent or any other Prior Lien Claimholder of any rights, powers and remedies relating to the Term Priority Collateral, including any sale, lease, exchange, transfer, or other Disposition of the Term Priority Collateral, whether under the Prior Lien Documents, applicable law, or otherwise;
(iii)    will not object to the forbearance by the Prior Lien Agent or the Prior Lien Claimholders from bringing or pursuing any Enforcement with respect to the Term Priority Collateral;
(iv)    except as may be permitted by Section 3.2(c), irrevocably, absolutely and unconditionally waive any and all rights the Subordinated Lien Agent and Subordinated Lien Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Prior Lien Agent or the Prior Lien Claimholders (a) enforce or collect (or attempt to collect) the Prior Lien Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Term Priority Collateral securing the Prior Lien Obligations, regardless of whether any action or failure to act by or on behalf of the Prior Lien Agent or Prior Lien Claimholders is adverse to the interest of the Subordinated Lien Claimholders. Without limiting the generality of the foregoing, the Subordinated Lien Claimholders shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any Disposition of any Term Priority Collateral, on the ground(s) that any such Disposition of Term Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v)    acknowledge and agree that no covenant, agreement or restriction contained in any Subordinated Lien Document shall be deemed to restrict in any way the rights and remedies of the Prior Lien Agent or the Prior Lien Claimholders with respect to the Term Priority Collateral as set forth in this Agreement and the Prior Lien Documents;
provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the Subordinated Lien Obligations of the Subordinated Lien Claimholders shall attach to any Proceeds resulting from actions taken by the Prior Lien Agent or any Prior Lien Claimholder with respect to the Term Priority Collateral in accordance with the respective priorities set forth in Section 2.1 of this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Prior Lien Obligations.
(b)    Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Prior Lien Agent and the Prior Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off) and make, in connection therewith (including Enforcements) determinations regarding the release, Disposition, or restrictions with respect to the Term Priority Collateral without any consultation with or the consent of any Subordinated Lien Agent or any Subordinated Lien Claimholder; provided, however, that the Liens securing the Subordinated Lien Obligations shall remain on the Proceeds (other than those properly applied to the Prior Lien Obligations in accordance with the Prior Lien Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers and remedies with respect to the Term Priority Collateral, the Prior Lien Agent and the Prior Lien Claimholders may enforce the provisions of the Prior Lien Documents and exercise rights, powers and/or remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Term Priority Collateral upon foreclosure, to incur expenses in connection with such sale or Disposition, and to exercise all the rights, powers and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
(c)    Notwithstanding anything to the contrary contained herein, any Subordinated Lien Agent and any Subordinated Lien Claimholder may:
(i)    file a claim, proof of claim or statement of interest with respect to the Subordinated Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;
(ii)    take any action (not adverse to the priority status of the Liens on the Term Priority Collateral, or the rights of the Prior Lien Agent or any of the Prior Lien Claimholders to exercise rights, powers and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Term Priority Collateral;
(iii)    file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Lien Claimholders, including any claims secured by the Term Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv)    file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with or prohibited by the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and, subject to the restrictions set forth in Section 3.1, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the ABL Priority Collateral;
(v)    vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and the Prior Lien Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn; and
(vi)    to the extent otherwise permitted by the ABL Loan Documents, in the case of the ABL Agent or any ABL Claimholder, exercise any of its rights, powers, and/or remedies with respect to any of the ABL Priority Collateral.
Each Subordinated Lien Agent, on behalf of the Subordinated Lien Claimholders, agrees that no Subordinated Lien Claimholder will take or receive any Term Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to any Term Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Prior Lien Obligations has occurred, except as expressly provided in Section 3.2(c) and Section 6.3 the sole right of the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the Term Priority Collateral is to hold a Lien on such Collateral pursuant to the Subordinated Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.
(d)    Except as otherwise set forth in Sections 3.2(a), 3.2(c) and Article VI or any other provision of this Agreement, the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the Term Loan Collateral may exercise rights and remedies as unsecured creditors against any Grantor and, subject to Section 3.1, may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the Subordinated Lien Documents and applicable law; provided, however, that in the event that any Subordinated Lien Agent or Subordinated Lien Claimholder becomes a judgment Lien creditor in respect of Term Priority Collateral as a result of its enforcement of its rights as an unsecured creditor (or a secured creditor with respect to the ABL Priority Collateral) with respect to the Subordinated Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Prior Lien Obligations) as the other Liens securing the Subordinated Lien Obligations are subject to this Agreement.
(e)    Subject to Section 6.3, nothing in this Section 3.2 shall prohibit the receipt by any Subordinated Lien Agent or any Subordinated Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Subordinated Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by a Subordinated Lien Agent or any Subordinated Lien

Claimholders of rights or remedies as a secured creditor (including set-off) or otherwise with respect to Term Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Section 3.2 impairs or otherwise adversely affects any rights or remedies the Prior Lien Agent or the Prior Lien Claimholders may have against the Grantors under the Prior Lien Documents.
3.3.    Set-Off and Tracing of and Priorities in Proceeds. The Term Agents, on behalf of the applicable Term Claimholders, acknowledge and agree that, to the extent any Term Agent or any Term Claimholder exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that, to the extent the ABL Agent or any ABL Claimholder exercises its rights of set-off against any Term Priority Collateral or any Grantors’ Deposit Accounts or Securities Accounts that contain identifiable Cash Proceeds of Term Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, for itself and on behalf of the ABL Claimholders, and each Term Agent, for itself and on behalf of the applicable Term Claimholders further agrees that, solely as between the Agents and Claimholders, prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any Collateral purchased or acquired by a Grantor using Proceeds of Collateral shall be treated as Collateral, and not Proceeds of Collateral, for purposes of determining the relative priorities in such Collateral; provided that after the issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, all identifiable proceeds of Term Priority Collateral shall be deemed Term Priority Collateral (whether or not deposited under Account Agreements in favor of the ABL Agent). In addition, unless and until the Discharge of ABL Obligations occurs, subject to Section 4.2, the Term Agents, on behalf of itself and the applicable Term Claimholders, hereby consent to the application, prior to the receipt by the ABL Agent of an Enforcement Notice issued by any Term Agent, and thereafter, except as it relates to identifiable cash proceeds of Term Priority Collateral, of cash or other Proceeds of Collateral, deposited under Account Agreements in favor of the ABL Agent to the repayment of ABL Obligations pursuant to the ABL Loan Documents.
3.4.    Trademark Access Rights.  Prior to the earlier of the Discharge of ABL Obligations and the sale of the applicable ABL Priority Collateral, each Term Agent (i) shall, to the extent such Term Agent has the right to do so and as permitted under the Term Documents and by law, permit the ABL Agent and its agents or representatives at the ABL Agent’s option to use, on a nonexclusive, royalty free basis, any of the Trademarks included as part of the Term Priority Collateral as is or may be necessary for the ABL Agent to exercise its rights and remedies with respect to (including collecting any and all moneys due under any Accounts that constitute ABL Priority Collateral), advertise and market ABL Priority Collateral and (ii) hereby grants, to the extent it has the rights to do so, to the ABL Agent (which may be sublicensed to its agents, which sublicense shall be subject to the terms of this Agreement) a nonexclusive, irrevocable, royalty-free, worldwide license to use any of the Trademarks included as part of the Term Priority Collateral as is or may be necessary for the ABL Agent to exercise its rights and remedies with respect to (including collecting any and all moneys due under any Accounts that constitute ABL Priority Collateral), advertise and market ABL Priority Collateral.  Each Term Agent (i) acknowledges and consents to the grant to the ABL Agent by the Grantors of a continuing, non-exclusive royalty-free license for such use at any time prior to the earlier of the Discharge of ABL Obligations and the sale of the applicable ABL Priority Collateral (the “Effective Date License”) and (ii) agrees that its Liens on the Term Priority Collateral shall be subject to the Effective Date License. Each Term Agent further agrees that (i) notwithstanding the foregoing, the Effective Date License shall be extended to purchasers of Accounts that constitute ABL Priority Collateral solely for the purpose of such purchaser collecting any and all moneys due under such purchased Accounts, and that upon the obligations of any such Account being satisfied in full, the Effective Date License for such Account shall automatically terminate and (ii) other than as set forth in the preceding clause (i), the Effective Date License shall not extend to any other purchase of ABL Priority Collateral. Furthermore, each Term Agent agrees that, in connection with any foreclosure sale conducted by any Term Agent (or by any Grantor at the direction, or with the consent, of any Term Agent) in respect of Trademarks, (x) any notice required to be given by any Term Agent in connection with such foreclosure shall contain an acknowledgement that the Term Agents’ Lien is subject to the Effective Date License, and (y) each Term Agent shall deliver a copy of the Effective Date License to any purchaser at such foreclosure and provide written notice to such purchaser that the Term Agents’ Lien and the purchaser’s rights in such transferred Trademarks are subject to the Effective Date License.
IV.     PAYMENTS
4.1.    Application of Proceeds.
(a)    Prior to the Discharge of Prior Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other Disposition of, or collection on, such ABL Priority Collateral upon any Enforcement by any Agent or any Claimholder or in any Insolvency or Liquidation Proceeding, shall be delivered to the Prior Lien Agent and shall be applied in the following order: first, to repay all ABL Obligations in such order as is specified in the ABL Loan Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of ABL Obligations has occurred and second, to repay all outstanding Term Obligations in such order as specified in the Term Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of Term Obligations has occurred.
(b)    Prior to the Discharge of Prior Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Term Priority Collateral or Proceeds thereof received in connection with the sale or other Disposition of, or collection on, such Term Priority Collateral upon any Enforcement by any Agent or any Claimholder or in any Insolvency or Liquidation Proceeding, shall be delivered to the Prior Lien Agent and shall be applied in the following order: first, to repay all Term Obligations in such order as is specified in the Term Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of Term Obligations has occurred and second, to repay all outstanding ABL Obligations in such order as specified in the ABL Loan Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of ABL Obligations has occurred.
(c)    Unless otherwise agreed to by the ABL Agent and the Term Agents, prior to the Discharge of Prior Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, Proceeds received in connection with the sale or other disposition of any Grantor (whether in one transaction or a series of transactions) shall be allocated among the Collateral sold based on the respective net book values of the ABL Priority Collateral and the Term Priority Collateral of the Grantor sold in such sale or disposition and the applicable allocable share of such proceeds shall be delivered to the applicable Prior Lien Agent.

4.2.    Payments Over in Violation of Agreement. So long as the Discharge of Prior Lien Obligations has not occurred with respect to any Collateral, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by any Agent or any Claimholder in connection with any Enforcement (including set-off) relating to the Collateral in contravention of this Agreement or in any Insolvency or Liquidation Proceeding shall be segregated and held in trust and forthwith paid over to the Prior Lien Agent for the benefit of the Prior Lien Claimholders, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Prior Lien Agent with respect to any Collateral is hereby authorized by the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to such Collateral to make any such endorsements as agent for any Subordinated Lien Agent or any Subordinated Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Prior Lien Obligations.
4.3.    Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents and (b) the Term Agents or the Term Claimholders may be applied, reversed and reapplied, in whole or in part, to the Term Obligations to the extent provided for in the Term Documents.
4.4.    Revolving Nature of ABL Obligations. The Term Agents, on behalf of the applicable Term Claimholders, acknowledge and agree that the ABL Loan Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.
V.     OTHER AGREEMENTS
5.1.    Releases.
(a)    (i)    If, in connection with any exercise of remedies or Enforcement (including as provided for in Section 3.1(b) or Section 6.8(a)) by the Prior Lien Agent or any Prior Lien Claimholder with respect to any ABL Priority Collateral, irrespective of whether an ABL Default or Term Default has occurred and is continuing, the Prior Lien Agent, on behalf of any of the Prior Lien Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Subordinated Lien Agents, for the benefit of the Subordinated Lien Claimholders, on the ABL Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released to the same extent; provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce Prior Lien Obligations, the Subordinated Lien Agents shall retain Liens on such Proceeds with the respective priorities set forth in Section 2.1. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Agent such termination statements, releases and other documents as the Prior Lien Agent may request in writing to effectively confirm such release.
(i)    If, in connection with any exercise of remedies or Enforcement (including as provided for in Sections 3.2(b) or Section 6.8(b)) by the Prior Lien Agent or any Prior Lien Claimholder with respect to any Term Priority Collateral, irrespective of whether a Term Default or ABL Default has occurred and is continuing, the Prior Lien Agent, on behalf of any of the Prior Lien Claimholders, releases any of its Liens on any part of the Term Priority Collateral, then the Liens, if any, of each Subordinated Lien Agent, for the benefit of the Subordinated Lien Claimholders, on the Term Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released to the same extent; provided, further, that, to the extent the Proceeds of such Term Priority Collateral are not applied to reduce Prior Lien Obligations, the Subordinated Lien Agents shall retain Liens on such Proceeds with the respective priorities set forth in Section 2.1. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Agent such termination statements, releases and other documents as the Prior Lien Agent may request in writing to effectively confirm such release.
(ii)    If, in connection with any Disposition permitted under any Prior Lien Documents (other than in connection with a Discharge of Prior Lien Obligations) and the Subordinated Lien Documents, irrespective of whether an ABL Default or Term Default has occurred and is continuing, the Prior Lien Agent, on behalf of the Prior Lien Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Subordinated Lien Agents, for the benefit of the Subordinated Lien Claimholders, on the ABL Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released to the same extent; provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce Prior Lien Obligations, the Subordinated Lien Agents shall retain Liens on such Proceeds with the respective priorities set forth in Section 2.1. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Agent such termination statements, releases and other documents as the Prior Lien Agent may request in writing to effectively confirm such release.
(iii)    If, in connection with any Disposition permitted under any Prior Lien Documents (other than in connection with a Discharge of Prior Lien Obligations) and the Subordinated Lien Documents, irrespective of whether an ABL Default or Term Default has occurred and is continuing, the Prior Lien Agent, on behalf of the Prior Lien Claimholders, releases any of its Liens on any part of the Term Priority Collateral, then the Liens, if any, of each Subordinated Lien Agent, for the benefit of the Subordinated Lien Claimholders, on the Term Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released to the same extent; provided, further, that, to the extent the Proceeds of such Term Priority Collateral are not applied to reduce Prior Lien Obligations, the Subordinated Lien Agents shall retain Liens on such Proceeds with the respective priorities set forth in Section 2.1. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Agent such termination statements, releases and other documents as the Prior Lien Agent may request in writing to effectively confirm such release
(b)    Each Subordinated Lien Agent with respect to any Collateral, on behalf of the applicable Subordinated Lien Claimholders, hereby irrevocably constitutes and appoints each Prior Lien Agent with respect to such Collateral and any officer or agent of such Prior Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subordinated Lien Agent or such Subordinated Lien Claimholder or in the Subordinated Lien Agent’s own name, from time to time in such Prior Lien Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.
5.2.    Insurance.
(a)    Subject to the terms of, and the rights of the Grantors under, the Prior Lien Documents, the Prior Lien Agent, on behalf of the Prior Lien Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such ABL Priority Collateral. All Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the Prior Lien Documents shall be paid to the Prior Lien Agent for the benefit of the Prior Lien Claimholders pursuant to the terms of the Prior Lien Documents (including, without limitation, for purposes of cash collateralization of letters of credit) until the Discharge of Prior Lien Obligations has occurred, and thereafter shall be paid to the Subordinated Lien Agent for the benefit of the Subordinated Lien Claimholders pursuant to the terms of the Subordinated Lien Documents (including, without limitation, for purposes of cash collateralization of letters of credit) until the Discharge of Subordinated Lien Obligations has occurred. If any Subordinated Lien Agent or any Subordinated Lien Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such amount over to the Prior Lien Agent in accordance with the terms of Section 4.2.
(b)    Subject to the terms of, and the rights of the Grantors under, the Prior Lien Documents, the Prior Lien Agent, on behalf of the Prior Lien Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Term Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Term Priority Collateral. All Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Term Priority Collateral and to the extent required by the Prior Lien Documents shall be paid to the Prior Lien Agent for the benefit of the Prior Lien Claimholders pursuant to the terms of the Prior Lien Documents (including, without limitation, for purposes of cash collateralization of letters of credit) until the Discharge of Prior Lien Obligations has occurred, and thereafter shall be paid to the Subordinated Lien Agent for the benefit of the Subordinated Lien Claimholders pursuant to the terms of the Subordinated Lien Documents (including, without limitation, for purposes of cash collateralization of letters of credit) until the Discharge of Subordinated Lien Obligations has occurred. If any Subordinated Lien Agent or any Subordinated Lien Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Term Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such amount over to the Prior Lien Agent in accordance with the terms of Section 4.2.
(c)    To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.
5.3.    Amendments to ABL Loan Documents and Term Documents; Refinancing.
(a)    All without affecting the Lien subordination or other provisions of this Agreement, the (i) ABL Obligations may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time or Refinanced, in each case without notice to, or the consent of the Term Agents, the Term Claimholders and without affecting the Lien subordination or other provisions of this Agreement and (ii) Term Obligations may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time or Refinanced, in each case, without notice to, or consent of, the ABL Agent or the ABL Claimholders, in each case, without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate this Agreement; provided, however, that, in each case, the lenders or holders of any such Refinancing debt that is purported to be secured by a Lien on any Collateral bind themselves in writing to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided; provided, further, however, that no such amended, restated, amended and restated, replaced, supplemented, modification or Refinancing shall be prohibited by the terms of this Agreement; provided, further, however, that no such Refinancing shall be prohibited by the Term Documents or ABL Loan Documents or have the effect of prohibiting the ABL Obligations (or any Refinancing thereof) or Term Obligations (or any Refinancing thereof) to the extent permitted under the Term Documents as in effect on the date hereof or ABL Loan Documents as in effect on the date hereof, respectively. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Term Obligations.
(b)    The Company shall use commercially reasonable efforts to notify the parties hereto of any written amendment or modification to the ABL Loan Documents and/or the Term Documents, but the failure to provide such notice shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any Secured Party.
(c)    So long as the Discharge of ABL Obligations has not occurred, the Term Agents agree that each Term Security Document shall include the following language (or similar language acceptable to the ABL Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to Goldman Sachs Lending Partners LLC, as Term Agent, pursuant to this Agreement and the exercise of any right or remedy by Goldman Sachs Lending Partners LLC, as Term Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of June 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as ABL Agent, Goldman Sachs Lending Partners LLC, as Term Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
(d)    So long as the Discharge of Term Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document shall include the following language (or similar language acceptable to the Term Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent, as ABL Agent, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of June 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as ABL Agent, Goldman Sachs Lending Partners LLC, as Term Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
5.4.    Collateral Agents for Perfection.
(a)    Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include without limitation deposit accounts, securities accounts, Account Agreements and Capital Stock, being the “Pledged Collateral”) as (i) in the case of the ABL Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents or, in the case of the Term Agents, the collateral agent for the applicable Term Claimholders under the applicable Term Documents and (ii) collateral agent for the benefit of, and on behalf of, each other Agent (such agreement being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 8-106(d) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Term Documents, respectively, subject to the terms and conditions of this Section 5.4. The Term Agents and the Term Claimholders hereby appoint the ABL Agent as their collateral agent for the purposes of perfecting their security interest in all Pledged Collateral in which the ABL Agent has a perfected security interest under the UCC. The ABL Agent and the ABL Claimholders hereby appoint each Term Agent as their collateral agent for the purposes of perfecting their security interest in all Pledged Collateral in which such Term Agent has a perfected security interest under the UCC. Each Agent hereby accepts such appointments pursuant to this Section 5.4(a) and acknowledges and agrees that it shall act for the benefit of, and on behalf of, the other Claimholders with respect to any Pledged Collateral and that any Proceeds received by such Agent under any Pledged Collateral shall be applied in accordance with Article IV.
(b)    No Agent shall have any obligation whatsoever to any other Secured Party as a result of Section 5.4(a) to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as collateral agent in accordance with this Section 5.4 and delivering the Pledged Collateral with respect to which it is the Prior Lien Agent that is in its possession upon a Discharge of Prior Lien Obligations as provided in paragraph (d) below.
(c)    No Agent acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Term Documents, this Agreement or any other document a fiduciary relationship in respect of any other Agent or Secured Party.
(d)    Unless and until the Discharge of ABL Obligations has occurred, each Term Agent agrees to deliver to the ABL Agent any ABL Priority Collateral that is in its possession (or in the possession of its agents or bailees) to the extent that possession thereof is taken to perfect a Lien thereon, together with any necessary endorsements. Unless and until the Discharge of Term Obligations has occurred, the ABL Agent agrees to deliver to the Controlling Term Agent any Term Priority Collateral that is in their possession (or in the possession of its agents or bailees) to the extent that possession thereof is taken to perfect a Lien thereon, together with any necessary endorsements. Upon the Discharge of Term Obligations, the Term Agents shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements to the ABL Agent to the extent the Discharge of ABL Obligations has not occurred. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements, to the Controlling Term Agent to the extent the Discharge of Term Obligations has not occurred. Notwithstanding anything to the contrary contained in this Agreement, any obligation of each Agent to make any delivery to the other Agent under this Section 5.4(d) or Section 5.5 is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.
5.5.    When Discharge of ABL Obligations and Discharge of Term Obligations Deemed to Not Have Occurred. If at any time substantially concurrently with or after the Discharge of ABL Obligations or a Discharge of Term Obligations, the Company shall enter into any Permitted Refinancing of any ABL Obligation or Term Obligations, as applicable, then such Discharge of ABL Obligations or Discharge of Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations or Discharge of Term Obligations in order to effectuate such discharge among (i) the agent(s) and other claimholders under the facility to be discharged, (ii) the agents and other claimholders under the new facility, and (iii) the Grantors), and, from and after the date on which the New Debt Notice is delivered to each Agent in accordance with the next sentence, the obligations under such Permitted Refinancing shall automatically be treated as ABL Obligations or Term Obligations for all purposes of this Agreement, as applicable, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Agent or the Term Agents, as applicable, under such new ABL Loan Documents or Term Documents, as applicable, shall be the ABL Agent or a Term Agent, as applicable, for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Company has entered into new ABL Loan Documents or new Term Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new Agent, such agent, the “New Agent”), each other Agent, upon written request of the New Agent, shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the then terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral in the possession of any Subordinated Lien Agent to the extent such New Agent is the Prior Lien Agent with respect to such Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). In accordance with Section 5.3(a), the New Agent shall agree in a writing addressed to each other Agent and the Claimholders, as applicable, to be bound by the terms of this Agreement.
VI.     INSOLVENCY OR LIQUIDATION PROCEEDINGS
6.1.    Finance and Sale Issues. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, hereby agrees that, until the Discharge of Prior Lien Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Prior Lien Agent or the Prior Lien Claimholders with respect to any of such Subordinated Lien Claimholders’ Subordinated Lien Collateral shall desire to permit the use of “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) representing Proceeds of such Subordinated Lien Collateral or to permit any Grantor to obtain financing, whether from the Prior Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) secured by a Lien on such Subordinated Lien Collateral, then no Subordinated Lien Claimholder will be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such cash collateral use or DIP Financing (including, except as expressly provided below, any claim that the Subordinated Lien Claimholders are entitled to adequate protection on account of their interests in such Subordinated Lien Collateral as a condition thereto) so long as such cash collateral use or DIP Financing meets the following requirements: (i) each Subordinated Lien Claimholder retains a Lien on its Subordinated Lien Collateral securing any DIP Financing with, except as provided in the following sentence, the respective priorities provided in Section 2.1, and no such DIP Financing shall be secured by any Lien on such Subordinated Lien Claimholders’ Prior Lien Collateral that is senior to or pari passu with the Lien thereon of such

Subordinated Lien Claimholders, and (x) with respect to Subordinated Lien Collateral of the ABL Claimholders or cash collateral in respect thereof, no Lien is granted to secure such DIP Financing on any ABL Priority Collateral and no such cash collateral to be used constitutes Proceeds of ABL Priority Collateral unless the ABL Claimholders have consented thereto in accordance with the ABL Loan Agreement or (y) with respect to Subordinated Lien Collateral of the Term Claimholders or cash collateral in respect thereof, no Lien is granted to secure such DIP Financing on any Term Priority Collateral and no such cash collateral to be used constitutes Proceeds of Term Priority Collateral unless the Term Claimholders have consented thereto in accordance with the Term Documents, (ii) to the extent that the Prior Lien Agent is granted adequate protection in the form of a Lien on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding, the Subordinated Lien Claimholders are permitted to seek a Lien on such Collateral with, except as set forth in the following sentence, the relative priority set forth in Section 2.1 (and no Prior Lien Agent or Prior Lien Claimholder shall oppose any motion by any Subordinated Lien Claimholder to receive such a Lien), (iii) the terms of such DIP Financing or use of cash collateral do not require any Grantor to seek approval for any Plan of Reorganization that is not a Conforming Plan of Reorganization and (iv) the terms of such DIP Financing do not require such Subordinated Claimholders to extend additional credit pursuant to such DIP Financing. If requested by the Prior Lien Agent, each Subordinated Lien Agent and Subordinated Lien Claimholders shall be required to subordinate and will subordinate its Liens in its Subordinated Lien Collateral to the Liens thereon securing any such DIP Financing (and all obligations relating thereto, including any reasonable “carve-out” therefrom granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee and bankruptcy court and U.S. trustee fees); provided that the Liens on such Subordinated Lien Collateral securing such DIP Financing rank pari passu with or senior to the Liens securing the Prior Lien Obligations. Each Subordinated Lien Agent, on behalf of itself and the applicable Subordinated Lien Claimholders, agrees that no such Person shall provide to such Grantor any DIP Financing (or support any other Person in seeking to provide to any Grantor any such DIP Financing) to the extent that any Subordinated Lien Claimholder would, in connection with such financing, be granted a Lien on any of its Subordinated Lien Collateral unless the Prior Lien Claimholders shall have consented thereto.
6.2.    Relief from the Automatic Stay. Until the Discharge of Prior Lien Obligations, each Subordinated Lien Agent and the other Subordinated Lien Claimholders agree that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any of their respective Subordinated Lien Collateral, without the prior written consent of the Prior Lien Agent for such Collateral (given or not given in its sole and absolute discretion), unless (i) the Prior Lien Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such Collateral and (ii) a corresponding motion, in the reasonable judgment of the applicable Subordinated Lien Agent, must be filed solely for the purpose of preserving such Subordinated Lien Agent’s ability to receive residual distributions pursuant to Section 4.1, although the Subordinated Lien Claimholders shall otherwise remain subject to the applicable restrictions in Section 3.1 and Section 3.2 following the granting of any such relief from the automatic stay. For the avoidance of doubt, no ABL Claimholder may seek relief from the automatic stay with respect to any Real Estate Asset and no Term Claimholder may seek relief from the automatic stay with respect to any Foreign Collateral.
6.3.    Adequate Protection.
(a)    Prior to the Discharge of Prior Lien Obligations, each Subordinated Lien Agent, on behalf of itself and the applicable Subordinated Lien Claimholders, agrees that none of them shall, except as otherwise set forth in this Section 6.3 with respect to the ABL Agent’s seeking adequate protection relating to any Real Estate Asset or the Term Agent’ seeking adequate protection relating to any Foreign Collateral) be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any such right):
(i)    any request by the Prior Lien Agent or the other Prior Lien Claimholders for relief from the automatic stay with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders (other than any request by any ABL Claimholder for adequate protection in the form of a Lien on any Real Estate Asset or the Proceeds thereof, or any request by any Term Claimholder for adequate protection in the form of a Lien on any Foreign Collateral or the Proceeds thereof ); or
(ii)    any request by the Prior Lien Agent or the other Prior Lien Claimholders for adequate protection with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders; or
(iii)    any objection by the Prior Lien Agent or the other Prior Lien Claimholders to any motion, relief, action or proceeding based on the Prior Lien Agent or the other Prior Lien Claimholders claiming a lack of adequate protection with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders.
(b)    Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding, no Subordinated Lien Claimholder shall be entitled (and each Subordinated Lien Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of adequate protection with respect to its interests in its Subordinated Lien Collateral (except as expressly set forth in Section 6.1 or this Section 6.3 or as may otherwise be consented to in writing by the Prior Lien Agent with respect to such Collateral in its sole and absolute discretion); provided, however, subject to Section 6.1 and Section 6.3(c), Subordinated Lien Claimholders may seek and obtain adequate protection in the form of a Lien on additional or replacement Collateral (other than on any Real Estate Asset, in the case of the ABL Claimholders, and other than on any Foreign Collateral, in the case of the Term Claimholders) so long as (i) the Prior Lien Claimholders have also been granted adequate protection in the form of a Lien on such additional or replacement Collateral, and (ii) any such Lien on Subordinated Lien Collateral (and on any Collateral granted as adequate protection for the Subordinated Lien Claimholders in respect of their interest in such Subordinated Lien Collateral) is subordinated to the adequate protection and other Liens of the Prior Lien Agent in such Collateral on the same basis as the other Liens of the Subordinated Lien Agents on Subordinated Lien Collateral; and
(c)    Nothing herein shall limit the rights of any Prior Lien Agent or the Prior Lien Claimholders to seek adequate protection with respect to their rights in their Prior Lien Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) so long as such request is not otherwise inconsistent with this Agreement provided, however, that (i) the ABL Claimholders may be only entitled to seek or receive any Lien or other form of adequate protection with respect to any Real Estate Asset or any Proceeds thereof solely to the extent the Term Claimholders have also been granted adequate protection in such form and (as applicable) (1) any such adequate protection Lien thereon granted to the ABL Claimholders is subordinated to all adequate protection Liens and all other Liens thereon of the Term Claimholders and shall be subject to the terms of this Agreement for all purposes (including in relation to the Prior Lien Obligations) as the other Liens on Term Priority Collateral securing the Subordinated Lien Obligations are subject to this Agreement and (2) any such other form of adequate protection granted to the ABL Claimholders with respect to the Real Estate is subordinated to the adequate protection in such form that has been granted to the Term Claimholders with respect thereto, and (ii) the Term Claimholders may only be entitled to seek or receive any Lien or other form of adequate protection with respect to any Foreign Collateral or any Proceeds thereof solely to the extent the ABL Claimholders have also been granted adequate protection in such form and (as applicable) (1) any such adequate protection Lien thereon granted to the Term Claimholders is subordinated to all adequate protection Liens and all other Liens thereon of the ABL Claimholders and shall be subject to the terms of this Agreement for all purposes (including in relation to the Prior Lien Obligations) as the other Liens on ABL Priority Collateral securing the Subordinated Lien Obligations are subject to this Agreement and (2) any such other form of adequate protection granted to the Term Claimholders with respect to the Foreign Collateral is subordinated to the adequate protection in such form that has been granted to the ABL Claimholders with respect thereto.
6.4.    Avoidance Issues. If any Prior Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Term Obligations, as applicable (a “Recovery”), then such ABL Claimholders or Term Claimholders shall be entitled to a reinstatement of ABL Obligations or the Term Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated with respect to any Claimholder prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
6.5.    Reorganization Securities; Plan Voting.
(a)    Subject to the ability of the ABL Claimholders and the Term Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of Prior Lien Obligations and on account of Subordinated Lien Obligations, then, to the extent the debt obligations distributed on account of the Prior Lien Obligations and on account of the Subordinated Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.
(b)    Each Subordinated Lien Creditor acknowledges and agrees that no Subordinated Lien Creditor (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote for, or otherwise support directly or indirectly any Non-Conforming Plan of Reorganization, without the prior written consent of the Prior Lien Agent.
6.6.    Post-Petition Interest. No Subordinated Lien Claimholder shall oppose or seek to challenge any claim by any Prior Lien Agent or any Prior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Prior Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on such Prior Lien Claimholder’s Prior Lien Collateral, without regard to the existence of the Subordinated Lien Obligations with respect to such Prior Lien Collateral.
6.7.    Separate Grants of Security and Separate Classification. The ABL Agent, on behalf of the ABL Claimholders, and the Term Agents, on behalf of the applicable Term Claimholders, acknowledge and intend that: the respective grants of Liens pursuant to the ABL Security Documents and the Term Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral (i) the Term Obligations are fundamentally different from the ABL Obligations and (ii) the ABL Obligations are fundamentally different from the Term Obligations and, in each case, must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Term Claimholders, in each case, in respect of the Collateral, constitute claims in the same class (rather than at least two separate classes of secured claims with the priorities described in Section 2.1, it also being understood that the ABL Claimholders do not have a Lien on any Real Estate Asset and the Term Claimholders do not have a Lien on any Foreign Collateral)), then the ABL Claimholders and the Term Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligations and Term Obligations (with the effect being that, to the extent that the aggregate value of their Prior Lien Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lien Claimholders thereon), the Prior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from their Prior Lien Collateral, before any distribution is made in respect of the Subordinated Lien Obligations with respect to such Prior Lien Collateral, with each Subordinated Lien Claimholder acknowledging and agreeing to turn over to the Prior Lien Agent with respect to such Prior Lien Collateral amounts otherwise received or receivable by them from such Prior Lien Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Subordinated Lien Obligations.
6.8.    Asset Dispositions in an Insolvency or Liquidation Proceeding.
(a)    Without limiting the Prior Lien Agent’s and the Prior Lien Claimholders’ rights under Section 3.1(b), neither any Subordinated Lien Agent nor any other Subordinated Lien Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or Disposition of any ABL Priority Collateral that is supported by the Prior Lien Claimholders, and each Subordinated Lien Agent and each other Subordinated Lien Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code or any similar Bankruptcy Law (and otherwise) to any sale of any ABL Priority Collateral supported by the Prior Lien Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Prior Lien Obligations or any DIP Financing secured by a prior Lien on such ABL Priority Collateral, each Subordinated Lien Agent shall retain a Lien on such Proceeds with the respective priorities described in Section 2.1.
(b)    Without limiting the Prior Lien Agent’s and the Prior Lien Claimholders’ rights under Section 3.2(b), neither any Subordinated Lien Agent nor any other Subordinated Lien Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or Disposition of any Term Priority Collateral that is supported by the Prior Lien Claimholders, and each Subordinated Lien Agent and each other Subordinated Lien Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code or any similar Bankruptcy Law (and otherwise) to any sale of any Term Priority Collateral supported by the Prior Lien Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Prior Lien Obligations or any DIP Financing secured by a prior Lien on such Term Priority Collateral, each Subordinated Lien Agent shall retain a Lien on such Proceeds with the respective priorities described in Section 2.1.
(c)    Notwithstanding the foregoing, this Agreement shall not be construed to in any way limit or impair the right of the Subordinated Lien Claimholders from exercising a credit bid in a sale or other Disposition of their Subordinated Lien Collateral under Section 363 of the Bankruptcy Code or any similar Bankruptcy Law; provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of Prior Lien Obligations.
(d)    Until the Discharge of Prior Lien Obligations, no Subordinated Lien Agent or any other Subordinated Lien Claimholder shall, in an Insolvency or Liquidation Proceeding or otherwise, assert or enforce (or support any Person asserting or enforcing) any claim under Section 506(c) of the Bankruptcy Code (or any similar Bankruptcy Law) pari passu with the Liens on the Prior Lien Collateral securing the Prior Lien Obligations for costs or expenses of preserving or disposing of any Prior Lien Collateral. Furthermore, no Subordinated Lien Agent or any other Subordinated Lien Claimholder shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose or otherwise contest (or support any Person opposing or otherwise contesting) any lawful exercise by the Prior Lien Claimholders of the right to credit bid at any sale of the Prior Lien Collateral.
(e)    Until the Discharge of Prior Lien Obligations, each Subordinated Lien Agent or any other Subordinated Lien Claimholder shall in an Insolvency or Liquidation Proceeding waive any claim it may hereafter have against any Prior Lien Claimholder arising out of the election thereby of the application of Section 1111(b)(2) of the Bankruptcy Code (or any similar Bankruptcy Law) in connection with such Prior Lien Claimholder’s Prior Lien Collateral.
VII.     RELIANCE; WAIVERS; ETC.
7.1.    Reliance. Other than any reliance on the terms of this Agreement, the ABL Agent, on behalf the ABL Claimholders, acknowledges that it and the other ABL Claimholders have, independently and without reliance on the Term Agents, or any Term Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into ABL Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. Each Term Agent, on behalf of the applicable Term Claimholders, acknowledges that it and the other Term Claimholders have, independently and without reliance on the ABL Agent, or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the other Term Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Term Documents or this Agreement.
7.2.    No Warranties or Liability. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that none of the Term Agents and the Term Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other Term Documents, the ownership by any

Grantor of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, the Term Agents and the Term Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Term Agent, on behalf of the applicable Term Claimholders, acknowledges and agrees that none of the ABL Agent and the ABL Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other ABL Loan Documents, the ownership by any Grantor of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, the ABL Agent and the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Loan Documents, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as expressly provided in this Agreement (i) the Term Agents and the Term Claimholders shall have no duty to the ABL Agent or any of the ABL Claimholders and (ii) the ABL Agent and the other ABL Claimholders shall have no duty to the Term Agents or any of the other Term Claimholders, in each case, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Loan Documents and the Term Documents), regardless of any knowledge thereof which they may have or be charged with.
7.3.    No Waiver of Lien Priorities.
(a)    No right of the Agents or the other Claimholders to enforce any provision of this Agreement or any ABL Loan Document or Term Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents or Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Term Documents, regardless of any knowledge thereof which the Agents or the ABL Claimholders or the Term Claimholders, or any of them, may have or be otherwise charged with.
(b)    Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Loan Documents and the Term Documents and except as otherwise expressly provided in this Agreement), the Agents and the other Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and the Term Documents and/or applicable law, without the consent of, or notice to, any other Agent or any other Claimholder (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:
(i)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the ABL Loan Documents or the Term Documents;
(ii)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this

Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;
(iii)    settle or compromise any Obligation or any other liability of any Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and
(iv)    exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.
7.4.    Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Claimholders and the Term Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any ABL Loan Documents or any Term Documents;
(b)    except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or Term Document;
(c)    except as otherwise expressly set forth in this Agreement, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Obligations or any guaranty thereof;
(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or
(e)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the any Agent or Claimholder in respect of this Agreement.
VIII.     MISCELLANEOUS
8.1.    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or Term Document, the provisions of this Agreement shall govern and control.
8.2.    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto (it being understood that this Agreement shall become effective among the Grantors, the ABL Claimholders and the Term Claimholders upon execution and delivery of this Agreement by the ABL Agent, the Term Agent and the Grantors party hereto on the date hereof). This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the ABL Claimholders and the Term Claimholders may continue, at any time and without notice to any other Agent or Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf of the applicable Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the applicable Claimholders irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code or any other applicable Bankruptcy Law. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect subject to the rights provided to Prior Lien Claimholders under Section 5.5 and Section 6.4:
(a)    with respect to the ABL Agent, the ABL Claimholders and the ABL Obligations, the date on which the Discharge of ABL Obligations has occurred in accordance with the terms of this Agreement; and
(b)    with respect to each Term Agent, the Term Claimholders and the Term Obligations, the date on which the Discharge of Term Obligations with respect to the applicable series of Term Obligations has occurred in accordance with the terms of this Agreement.
8.3.    Amendments; Waivers. Except as provided in the following sentence, no amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, (i) no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected and (ii) any Additional Pari Passu Term Agent, on behalf of itself and the Term Claimholders under any Additional Pari Passu Term Agreement, may become a party to this Agreement, without any further action by any other party hereto, upon execution and delivery by the Company and such Agent of a properly completed Additional Joinder Agreement to each Agent.
8.4.    Information Concerning Financial Condition of the Company and Its Subsidiaries. Each Agent and Claimholder shall be responsible for keeping themselves informed of (a) the financial condition of the Grantors and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations and the Term Obligations. No Claimholder shall have any duty to advise any other Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Agent or other Claimholder undertakes at any time or from time to time to provide any such information to any of the other Claimholders, it or they shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
8.5.    Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Subordinated Lien Claimholders actually pay over to the Prior Lien Agent or the Prior Lien Claimholders under the terms of this Agreement, the Subordinated Lien Claimholders shall be subrogated to the rights of such Prior Lien Claimholders; provided, however, that each Subordinated Lien Agent, on behalf of the Subordinated Lien Claimholders, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Prior Lien Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Subordinated Lien Claimholders that are paid over to the Prior Lien Claimholders pursuant to this Agreement shall not reduce any of the Subordinated Lien Obligations. Notwithstanding the foregoing provisions of this Section 8.5, none of the Subordinated Lien Claimholders shall have any claim against any of the Prior Lien Claimholders for any impairment of any subrogation rights herein granted to the Subordinated Lien Claimholders.
8.6.    SUBMISSION TO JURISDICTION; WAIVERS.
(a)    ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH AGENT, FOR ITSELF AND ON BEHALF OF THE TERM LENDERS (IN THE CASE OF THE TERM AGENT) AND THE ABL CLAIMHOLDERS (IN THE CASE OF THE ABL AGENT) IRREVOCABLY:
(1)    AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS AMONG ANY TERM AGENT OR ABL AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM ANY GRANTOR, THE GRANTORS SHALL NOT BE NECESSARY PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 8.14 AND 8.17, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL AGENT) OR THE TERM CLAIMHOLDERS (OTHER THAN THE TERM AGENTS) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2 OR THE PROVISIONS OF THIS AGREEMENT ARE SEEKING TO BE ENFORCED DIRECTLY AGAINST SUCH PERSONS.
(2)    ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
(3)    WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(4)    AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7); AND
(5)    AGREES THAT SERVICE AS PROVIDED IN CLAUSE (4) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
(b)    WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ABL LOAN DOCUMENTS OR ANY OF THE TERM DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ABL LOAN DOCUMENTS AND THE TERM DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.
8.7.    Notices. All notices permitted or required under this Agreement need be sent only to the Term Agents and the ABL Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder. If any notice is sent for whatever reason to the other Term Claimholders or the ABL Claimholders, such notice shall also be sent to the applicable Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
8.8.    Further Assurances. The ABL Agent, on behalf of the ABL Claimholders, the Term Agents, on behalf of the applicable Term Claimholders, and the Grantors agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any other Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Each of the Term Agents and the ABL Agent agrees that if it sends any Enforcement Notice to another Agent, it shall be sent to all of the Agents.
8.9.    APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.10.    Specific Performance. Each of the ABL Agent and the Term Agents may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and the ABL Claimholders, and each Term Agent, on behalf of itself and the applicable Term Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the other ABL Claimholders or the Term Agents or the other Term Claimholders, as applicable.
8.11.    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
8.12.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
8.13.    Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. Each Term Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Term Claimholders that it represents to the terms of this Agreement. The ABL Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other ABL Claimholders to the terms of this Agreement.
8.14.    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Agents and the other Claimholders and their respective successors and assigns.
8.15.    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the respective relative rights of the ABL Claimholders and the Term Claimholders. No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair as between the Grantors and the ABL Agent and the other ABL Claimholders, or as between the Grantors and the Term Agents and the other Term Claimholders, the Obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other ABL Loan Documents or the other Term Documents, as applicable, including as and when the same shall become due and payable in accordance with their terms.
8.16.    Marshalling of Assets. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Subordinated Lien Claimholder may have at any time under applicable law or otherwise to have its Subordinated Lien Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of such Subordinated Lien Agent’s Liens.
8.17.    Exclusive Means of Exercising Rights under this Agreement. The Term Claimholders shall be deemed to have irrevocably appointed the applicable Term Agent, and the ABL Claimholders shall be deemed to have irrevocably appointed the ABL Agent, as their respective and exclusive agents hereunder. Consistent with such appointment, the Term Claimholders and the ABL Claimholders further shall be deemed to have agreed that their respective Agents (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral. Specifically, but without limiting the generality of the foregoing, each Term Claimholder (other than the Term Agents) and each ABL Claimholder (other than the ABL Agent), shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the preceding sentence.
8.18.    Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the Term Agents, the ABL Agent and the Grantors and is the product of those Persons on behalf of themselves and the Term Claimholders (in the case of the Term Agents) and the ABL Claimholders (in the case of the ABL Agent). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any part or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.
ABL Agent:
BANK OF AMERICA, N.A.,
as ABL Agent and not in its individual capacity
By:    /s/ Christopher O’Halloran
Name: Christopher O’Halloran
Title: Senior Vice President

Notice Address:

Bank of America, N.A.
100 Federal Street
MA5-100-09-12
Boston, MA 02110
Attention: Christopher O’Halloran
Telephone: 617-346-1183
Fax: 312-453-6319
Electronic Mail: christopherohalloran@baml.com
With a copy to (which shall not constitute notice):
Choate, Hall & Stewart LLP
Two International Place
Boston, MA 02110
Attention: John F. Ventola, Esq.
Telephone: 617-248-5085
Fax: 617-502-5085
Electronic Mail: jventola@choate.com
Initial Term Agent:
GOLDMAN SACHS LENDING PARTNERS LLC, as Agent under the Term Loan Agreement , as Initial Term Agent
By:    /s/ Thomas M. Manning
Name: Thomas M. Manning
Title: Authorized Signatory

Notice Address:

Goldman Sachs Lending Partners LLC
200 West Street
New York, New York 10282-2198

Acknowledged and Agreed to by:
Company:
CLEAN HARBORS, INC.

By: /s/ Michael L. Battles	Name: Michael L. Battles Title: Executive Vice President and
Chief Financial Officer

Notice Address:
42 Longwater Drive
P.O. Box 9149
Norwell, MA 02061

Company Subsidiaries:

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, LLC
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ANTIOCH, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, LLC
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS EXPLORATION SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS INDUSTRIAL SERVICES, INC.
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAPORTE, LLC
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS (MEXICO), INC.
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SAN LEON, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS SURFACE RENTALS USA, INC.

CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
(list continued on next page) CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WICHITA, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
EMERALD SERVICES, INC.
EMERALD SERVICES MONTANA LLC
EMERALD WEST, L.L.C.
GSX DISPOSAL, LLC
HECKMANN ENVIRONMENTAL SERVICES, INC.
HILLIARD DISPOSAL, LLC
INDUSTRIAL SERVICE OIL COMPANY, INC.
MURPHY’S WASTE OIL SERVICE INC.
OILY WASTE PROCESSORS, INC.
ROEBUCK DISPOSAL, LLC
ROSEMEAD OIL PRODUCTS, INC.
RS USED OIL SERVICES, INC.
SAFETY-KLEEN ENVIROSYSTEMS COMPANY
SAFETY-KLEEN ENVIROSYSTEMS COMPANY OF PUERTO RICO, INC.
SAFETY-KLEEN, INC.
SAFETY-KLEEN INTERNATIONAL, INC.
SAFETY-KLEEN SYSTEMS, INC.
SAFETY-KLEEN OF CALIFORNIA, INC.
SANITHERM USA, INC.
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SK HOLDING COMPANY, INC.
SPRING GROVE RESOURCE RECOVERY, INC.
THERMO FLUIDS INC.
THE SOLVENTS RECOVERY SERVICE OF NEW JERSEY, INC.
TULSA DISPOSAL, LLC
VERSANT ENERGY SERVICES, INC.

By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Executive Vice President

PLAQUEMINE REMEDIATION SERVICES, LLC

By: /s/ Michael R. McDonald
Name: Michael R. McDonald
Title: President

Notice Address:
c/o Clean Harbors, Inc.
42 Longwater Drive
P.O. Box 9149
Norwell, MA 02061

EXHIBIT A TO THE
INTERCREDITOR AGREEMENT
[Form of]

ADDITIONAL JOINDER AGREEMENT
[Name of Additional Pari Passu Term Agent]
[Address of Term Agent]
[Date]
[Names of ABL Agent and Term Agents]
[Addresses of ABL Agent and Term Agents]
The undersigned, together with its successors and assigns (the “New Secured Agent”) under [identify Additional Pari Passu Term Agreement] (the “New Secured Agreement”), is the Additional Pari Passu Term Agent for Persons (the “New Secured Claimholders”) wishing to become Term Claimholders under and as defined in the Intercreditor Agreement dated as of June 30, 2017 (as amended and/or supplemented from time to time, the “Intercreditor Agreement” (terms used without definition herein have the meanings assigned to such terms by the Intercreditor Agreement)) among Clean Harbors, Inc., the Grantors party thereto, the ABL Agent thereunder, and the Term Agents thereunder.
In consideration of the foregoing, the undersigned hereby:
(i)    represents that the New Secured Claimholders have authorized the New Secured Agent to become a party to the Intercreditor Agreement on behalf of such New Secured Claimholders and to act as the Additional Pari Passu Agent on behalf of such New Secured Claimholders under the Intercreditor Agreement;
(ii)    acknowledges that the New Secured Agent has received a copy of the Intercreditor Agreement;
(iii)    acknowledges on behalf of itself and the other New Secured Claimholders that the Obligations under the New Secured Agreement constitute Term Obligations for all purposes of the Intercreditor Agreement; and
(iv)    accepts and acknowledges the terms of the Intercreditor Agreement applicable to the Additional Pari Passu Term Agent and the other Term Claimholders and agrees on its own behalf and on behalf of the New Secured Claimholders to be bound by the terms thereof applicable to holders of Term Obligations, with all the rights, duties and obligations of the Term Claimholders under the Intercreditor Agreement and to be bound by all the provisions thereof as fully as if they had been named as Term Claimholders on the effective date of the Intercreditor Agreement and agrees that the New Secured Agent’s address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:
[Address]

THIS ADDITIONAL JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Ex. A-1

IN WITNESS WHEREOF, the undersigned has caused this Additional Joinder Agreement to be duly executed by its authorized officer as of the ___ day of 20__.
[NAME OF NEW SECURED AGENT]
By:
Name:
Title:
The Company hereby represents and warrants to each Agent on the date hereof that the New Secured Agreement meets the requirements set forth in the definition of “Additional Pari Passu Term Agreement.”
Clean Harbors, Inc.

By:_________________________________
Name:
Title:

Ex. A-2